KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

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TEL  (212) 715-9100                                       47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                       December 27, 2004



ISI Strategy Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

          Re:      ISI Strategy Fund, Inc.
                   Post-Effective Amendment No. 9
                   FILE NO. 333-31137; ICA NO. 811-8291
Gentlemen:

     We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 9 to Registration Statement No. 333-31137 on Form N-1A.


                                       Very truly yours,


                                       /s/ Kramer Levin Naftalis & Frankel LLP




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